Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74778 and 333-88538) of Imagistics International Inc. of our report dated March 4, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Stamford, Connecticut
March 4, 2005